Exhibit 4.A

JOINDER TO GUARANTY

This JOINDER TO GUARANTY (this “Joinder”) dated as of August 31, 2016, to the Guaranty dated as of December 22, 2014 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by Global Experience Specialists, Inc. and GES Event Intelligence Services, Inc. in favor of the Agent and the Lenders.

Reference is made to the Amended and Restated Credit Agreement dated as of December 22, 2014, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Viad Corp, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., a national banking association, as agent (in such capacity, the “Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Lenders to extend credit pursuant to the Credit Agreement.  Pursuant to Section 6.21 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor.  Section 11 of the Guaranty provides that additional subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Joinder.  The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Joinder in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the Agent and the New Guarantor agree as follows:

SECTION 1.  In accordance with Section 11 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).  Each reference to a “Subsidiary Guarantor” in the Guaranty shall be deemed to include the New Guarantor.  The Guaranty is hereby incorporated herein by reference.

SECTION 2.  The New Guarantor represents and warrants to the Agent and the Lenders that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Joinder shall become effective when the Agent shall have received counterparts of this Joinder that, when taken together, bear the signatures of the New Guarantor and the Agent.

SECTION 4.  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5.  THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 6.  All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guaranty.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

[signature pages follow]

IN WITNESS WHEREOF, the New Guarantor and the Agent have duly executed this Joinder to Guaranty as of the day and year first above written.

CIRI ALASKA TOURISM CORPORATION

By:	/s/ Ellen M. Ingersoll
Name:	Ellen M. Ingersoll
Title:	Vice President

By:	/s/ Elyse A. Newman
Name:	Elyse A. Newman
Title:	Treasurer

Address:	c/o Viad Corp
1850 N Central Ave, Suite 1900
Phoenix, AZ 85004-4565

[signature page to Joinder to Guaranty]

JPMorgan Chase Bank, N.A., as Agent

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Vice President

[signature page to Joinder to Guaranty]